Exhibit 99.1

SITIO ROYALTIES ANNOUNCES $500 MILLION OFFERING OF SENIOR NOTES

DENVER, Colorado—September 26, 2023—Sitio Royalties Corp. (NYSE: STR) (“Sitio” or the “Company”) today announced that its subsidiaries, Sitio Royalties Operating Partnership, LP (the “Partnership”) and Sitio Finance Corp. (the “Co-Issuer” and together with the Partnership, the “Issuers”), subject to market conditions, intend to offer and sell to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act, $500 million in aggregate principal amount of senior unsecured notes due 2028 (the “Notes Offering”). The Issuers intend to use the net proceeds from the Notes Offering to (i) fund the redemption of all of the outstanding aggregate principal amount of the Partnership’s senior unsecured notes due 2026 (the “Existing 2026 Notes,” and such redemption, the “2026 Notes Redemption”), which is expected to occur concurrently with or shortly following the consummation of the Notes Offering, and (ii) repay a portion of the outstanding borrowings under the Partnership’s revolving credit facility.

The securities to be offered in the Notes Offering have not been and will not be registered under the Securities Act, or any state securities laws or the securities laws of any other jurisdiction, and unless so registered, the securities may not be offered or sold in the United States or for the benefit of U.S. persons except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities or blue sky laws. Accordingly, the securities to be offered are being offered only to persons reasonably believed to be “qualified institutional buyers” under Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities, except as required by law. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release does not constitute a notice of redemption for the Existing 2026 Notes.

About Sitio Royalties Corp.

Sitio is a shareholder returns-driven company focused on large-scale consolidation of high-quality oil & gas mineral and royalty interests across premium basins, with a diversified set of top-tier operators.

Forward-Looking Statements

Certain statements in this release are “forward-looking statements” for purposes of federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company’s future plans, expectations, and objectives for the Company’s operations, including statements about strategy, synergies and future operations, financial position, the Notes Offering and the use of proceeds therefrom, including the 2026 Notes Redemption. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties that could cause our actual results, performance, and financial condition to differ materially from our expectations and predictions. See Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 8, 2023, and its subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors,” as may be updated from time to time in Sitio’s periodic filings with the SEC, for a discussion of risk factors that affect Sitio’s business. Any forward-looking statement made in this release speaks only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them. Sitio undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

IR contact:

Ross Wong

(720) 640–7647

IR@sitio.com